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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

    23.     1a. Consent of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

             1b. Consent of Deloitte & Touche LLP

    27.     1.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                  California Portfolio Series 59

            2.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                  Long Term Portfolio Series 89